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                                                                   Exhibit 10.14

                           GAMI-FALCON DISAFFILIATION
                             TAX SHARING AGREEMENT



          This GAMI-FALCON DISAFFILIATION TAX SHARING AGREEMENT ("Agreement") made as of October 28, 1994, by and among Great American Management and Investment, Inc., a Delaware corporation ("GAMI"); Eagle Industrial Products Corporation, O.D.E. Manufacturing, Inc., and Amerace Corporation, all Delaware corporations (collectively "Eagle"); and Falcon Building Products, Inc., a Delaware corporation ("FALCON"),

                                WITNESSETH THAT:

          WHEREAS, GAMI is the common parent corporation of the affiliated group (as such terms are defined in Section 1504(a) of the Code) (the "Consolidated Group") of which Eagle is a Member, and of which FALCON is a third tier subsidiary and of which FALCON's direct and indirect subsidiaries (the "FALCON Subsidiaries") are members; and
          WHEREAS, GAMI, EAGLE and FALCON are parties to a Tax Sharing Agreement made as of the 31st day of January, 1994 (the "Existing Tax Sharing Agreement"); and
          WHEREAS, shares of FALCON common stock will be sold pursuant to a public offering; upon completion of the offering, GAMI and EAGLE will not own enough of the outstanding shares of FALCON stock for FALCON to be a member of the Consolidated Group (the "Disaffiliation":); and
          WHEREAS, upon and after the consummation of the transactions pursuant to the Disaffiliation, and as a result thereof, FALCON and the FALCON Subsidiaries will cease to be members of the Consolidated Group (the date of such cessation being referred to herein as the "Disaffiliation Date"); and
          WHEREAS, the parties to this Agreement desire to set forth their agreement in relation to liability for taxes (including interest and penalties thereon) that are or may be owed by, or asserted against, FALCON and the FALCON Subsidiaries;
          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:
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       1.  GENERAL INTENT AND THIRD PARTY RIGHTS; INDEMNIFICATION

           (a)  It is the general intent of the parties to this Agreement that:

                    (1) GAMI and EAGLE shall economically bear the burden of all federal income taxes imposed on the income of the Consolidated Group excluding FALCON and the FALCON Subsidiaries; and that FALCON shall economically bear the burden of all federal income taxes imposed on the income of FALCON or the FALCON Subsidiaries;

                    (2) FALCON shall bear the burden of all taxes imposed on
                        FALCON or the FALCON Subsidiaries by state and local taxing authorities, including, but not limited to, sales, use, occupation, franchise, excise, income, or any other tax, fee or assessment (a "non-Federal tax") imposed on FALCON, it being acknowledged that FALCON and the FALCON Subsidiaries have at all times relevant hereto filed non-Federal tax returns and paid all non-Federal tax amounts computed on a stand-alone basis without regard to any affiliation of FALCON with GAMI; and

                    (3) FALCON shall bear the burden of all foreign income taxes imposed on FALCON and the FALCON Subsidiaries.

                 This Agreement shall be construed accordingly. This Agreement shall not create any rights in any person other than the parties to this Agreement and the FALCON Subsidiaries.

          (b) GAMI and EAGLE shall indemnify and hold FALCON harmless from and against GAMI Taxes, and FALCON shall indemnify and hold GAMI and EAGLE harmless from and against FALCON Taxes.

    2. CONTINUATION OF EXISTING TAX SHARING AGREEMENT; TERMINATION OF ALL OTHER TAX SHARING AGREEMENTS. The Existing Tax Sharing Agreement shall continue to apply in accordance with its terms, except as modified by this Agreement. To the extent a provision of the Existing Tax Sharing Agreement is inconsistent with a provision of this Agreement, the Provision of this Agreement shall apply.

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    3.    CERTAIN DEFINITIONS.  Capitalized terms not defined elsewhere in this
   Agreement or in the Existing Tax Sharing Agreement shall have the following meanings:

          (a)    The term "Tax" means any imposed by subtitle A of the Code.

          (b) The term "Period" means the period of time under applicable law for which a Tax is imposed.

          (c) The term "Return" means the return or the report, if any, to be filed with the IRS for a Tax with respect to a Period.

          (d) "Old Periods" are Periods ending on or before the Disaffiliation Date.

           (e) The "Stub Period" is the Period of FALCON commencing August 1, 1994 and ending on the date of the interim closing of the books pursuant to the Disaffiliation as set forth in Section 4(b). The Stub Period is an Old Period.

           (f)    "New Periods" are Periods beginning after the Stub Period.

           (g) "FALCON Taxes" are Taxes for which FALCON is liable under the Existing Tax Sharing Agreement and this Agreement, and the related Periods are "FALCON Periods".

           (h) "GAMI Taxes" are all taxes imposed on the Consolidated Group excluding FALCON Taxes.

           (i)    "IRS" shall mean the United States Internal Revenue Service.

           (j) The "Maximum Applicable Corporate Tax Rate" with respect to a Tax shall be the maximum marginal corporate tax rate determined without regard to tax rate or tax benefit make-up provisions such as Section 11(b)(1) (last sentence) of the Code.

           (k) "Final Computation" means the final computation of amounts owing between the parties with respect to a Period as such amount is determined in the ordinary course of the preparation of the Return filed with respect to such Period, and shall be deemed to have occurred on the later of the date on which such Return is filed with the IRS or the Disaffiliation Date.

          (l) The term "Code" means the Internal Revenue Code of 1986, as amended.

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    4.    SPECIAL RULES FOR COMPUTATION AND PAYMENT OF TAXES FOR STUB PERIOD.

          Stub Period.

        (a)    COMPUTATION AND PAYMENT OF TAXES. The amount of the Stand
               Alone Tax Liability (as such term is defined in Section 1 of the Existing Tax Sharing Agreement) for the Stub Period of FALCON shall be estimated and the amount of such estimate shall be due and payable on the fifteenth day of the third calendar month following the calendar month in which the Disaffiliation Date occurs. Actual amounts owing between the parties with respect to the Stub Period shall be computed on or before the due date (with extensions) of the GAMI return which includes the Stub Period, and FALCON shall pay to EAGLE any remaining amounts owing, or EAGLE shall refund to FALCON any excess amount paid by FALCON, as appropriate. Amounts owing between the parties hereunder which are paid after the fifteenth day of the third calendar month following the calendar month in which the Disaffiliation Date occurs shall bear interest from such date until the date paid at an annual rate of 2 percent (2%) per annum over the prime rate in effect from time to time at Bank of America Illinois.


        (b)    INTERIM CLOSING OF BOOKS.  The computation of the Stand
               Alone Tax Liability for the Stub Period shall be determined on the basis of an interim closing of the books for financial reporting purposes for the month end nearest the Disaffiliation Date. In the event there is not an interim closing of the books for financial reporting purposes, then the computation of the Stand Alone Tax Liability for the Stub Period shall be determined on the basis of the FALCON internal financial statements for the month end nearest the Disaffiliation Date or on any other basis agreed to by the parties.


        (c) Any item of income or gain included in the income of the Consolidated Group under Reg. Section 1.1502-19, relating to "excess loss accounts", by reason of any transactions or events occurring on the Disaffiliation Date shall not be taken into account in computing the Stand Alone Tax Liability of FALCON but shall be treated as an item entering into the computation of Tax economically borne by GAMI and EAGLE.




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           (d)   ELECTIONS.

                 (1) No options otherwise available under Reg. Section 1.1502-76(b)(5) for the Stub Period of FALCON shall be exercised without the consent of both GAMI and FALCON.

                 (2) With Respect to FALCON, GAMI shall not, and shall not permit FALCON, to change any existing or adopt any new tax accounting principle, method of accounting, or tax election, except as provided herein or as agreed to by FALCON.

    5.    ADJUSTMENTS TO TAXES SUBSEQUENT TO FINAL COMPUTATION.

          (a) IN GENERAL. In the event of adjustments to Taxes for an Old Period Subsequent to the Final Computation thereof, whether such adjustments arise pursuant to an IRS audit, a court proceeding, a carryback, an amended Return or otherwise ("Tax Adjustments"), the allocation of liabilities under the Existing Tax Sharing Agreement and this Agreement shall be recomputed and payments between the parties shall be made as provided in the existing Tax Sharing Agreement and this Agreement, subject to the following modifications:

                 (1) The amount owing by FALCON to GAMI and EAGLE shall be computed within 15 days after the time that GAMI or EAGLE has notified FALCON that it has realized a "Tax Detriment" (such Tax Detriment being equal to the excess of: (x) the last made computation of Tax for such Period after taking into account the Tax Adjustments; over (y) the last made computation of Tax for such Period determined without taking into account such Tax Adjustments). GAMI and EAGLE are deemed to realize a Tax Detriment by either a payment of such Tax Detriment to the IRS, or by an application by the IRS of such Tax Detriment against a refund, and shall be paid 15 days after the date of such computation.

                 (2) If an adjustment results in additional foreign tax imposed on FALCON, then GAMI and EAGLE shall pay FALCON either: (a) 100% of such amount, if such amount gives rise to a credit against tax, or (b) the Maximum Applicable Corporate Tax Rate applied to such amount, if such amount gives rise to a loss or
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                        deduction (such payment being referred to as the
                        "Foreign Tax Refund"). Notwithstanding the foregoing, the maximum amount of any Foreign Tax Refund under this
                        Section 5(a)(2) from GAMI and EAGLE to FALCON shall not exceed the amount of any tax benefit realized by GAMI and EAGLE as a result of the imposition of such foreign tax on FALCON. To the extent GAMI and EAGLE have paid to FALCON a Foreign Tax Refund in excess of the maximum amount payable under this Section 5(a)(2), FALCON shall promptly return such excess to GAMI and EAGLE.

                 (3) If an adjustment occurs by reason of a carryback of a loss or deduction with respect to a FALCON Tax from a New Period to an Old Period, then GAMI shall pay FALCON 100% of such amount, if such amount is a credit against tax, and the maximum applicable corporate tax rate applied to such amount, if such amount is a loss or deduction (such payment being referred to as the "Carryback Refund"). Notwithstanding the foregoing, the maximum amount of any carryback refund under this
                        Section 5(a)(3) from GAMI to FALCON shall not exceed the amount of any tax benefit realized by GAMI as a result of such carryback. To the extent GAMI has paid to FALCON a Carryback Refund in excess of the maximum amount payable under this Section 5(a)(3), FALCON shall promptly return such excess to GAMI.

                 (4) Interest and penalties imposed by law on the taxpayer or the IRS with respect to any Tax (including with respect to the making and/or filing of the related Return) and reasonable expenses incurred by the parties in connection with seeking a refund of Tax or contesting a proposed deficiency of Tax shall be treated under the principles set forth in this Agreement applicable to the related Tax and shall relate to the Period to which such Tax relates. This
                        Section 5(a)(4) shall not be construed to modify the provisions of the other Sections of this Agreement.

                 (5) Notwithstanding the foregoing, no payment shall be required to be made under this Section 5(a) unless a written claim for such payment, along with all information and documentation reasonably necessary to support such claim, is served on the party requested to make such payment prior to the later of: (x)
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                        the fifth anniversary of the date of this Agreement, or
                        (y) the expiration of the applicable Tax statute of limitations (including extensions) with respect to such Period to which such claim relates.

           (b) Tax refunds and payments of deficiencies in taxes shall be treated under the foregoing principles and payments between the parties shall be made promptly and to the extent necessary to effectuate such principles.

    6.    COOPERATION/DISAGREEMENTS.

          (a) The parties shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. If the parties are unable to agree as to the amount of any Tax owing between them under this Agreement, then the parties shall select a mutually acceptable "Big 6" accounting firm to determine such amount. The costs of such determination shall be borne equally by both parties.

          (b) Any party involved in any formal or informal act or proceeding relating to Tax matters which affects the other party shall promptly give such other party notice thereof and keep such other party fully and timely informed of developments.
                 Specifically:

              (1) Upon receipt by FALCON of a written notice of any pending or threatened Tax audits of or assessments against FALCON for Taxes allocable to GAMI or EAGLE, or upon receipt by GAMI or EAGLE of a written notice of any pending or threatened Tax audits of or assessments against GAMI or EAGLE for Taxes allocable to FALCON (either, a "Potential Tax Liability"), FALCON (or GAMI or EAGLE, as the case may be) shall promptly give notice thereof to GAMI or EAGLE (or FALCON, as the case may be) (the "Tax Claim Notice"). The Tax Claim Notice shall contain information (to the extent known to FALCON or GAMI or EAGLE, as the case may be) describing the Potential Tax Liability.

              (2) Subject to subparagraph (3) hereof, GAMI shall have the sole right to represent FALCON's interests in any Tax audit or administrative or court proceeding relating to a Potential Tax Liability, to employ counsel of its choice at its expense and to control the conduct of such audit or proceeding, including settlement or other disposition thereof. If GAMI elects to so
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                        represent FALCON's interests, it shall within thirty
                        (30) days of delivery of any Tax Claim Notice (or sooner, if the nature of the Potential Tax Liability so requires) notify FALCON of its intent to do so, and FALCON shall cooperate in the defense against or compromise of any claim in any such proceeding. In that event, GAMI shall reasonably and in good faith consult with FALCON with respect to the defense against or compromise of any such Potential Tax Liability, and GAMI shall use its best efforts to vigorously defend FALCON with respect to such Potential Tax Liability. If GAMI elects not to represent FALCON's interests, FALCON may pay, compromise or contest such Potential Tax Liability in such manner as it deems appropriate (in its sole discretion).

              (3) Notwithstanding subparagraph (2) hereof, in respect of a Potential Tax Liability relating to Returns other than consolidated, combined or unitary Returns of GAMI or EAGLE or their affiliates which include FALCON, neither GAMI nor EAGLE may settle, compromise or otherwise dispose of any such liability, without the consent of FALCON (which consent shall not be unreasonably withheld or delayed), if such settlement, compromise or other disposition would have an adverse effect on FALCON for New Periods. In that event, GAMI or EAGLE shall permit FALCON, through counsel of its own choosing and at the sole expense of FALCON, to participate in the settlement, compromise or other disposition of such Potential Tax Liability.

    7.    MISCELLANEOUS MATTERS.

          (a) If FALCON and/or any of the FALCON Subsidiaries is required to file a consolidated, combined, or unitary state, local or foreign income tax return with GAMI or EAGLE, then this Agreement shall apply with respect to such income tax in a manner similar to its application hereunder with respect to the federal income tax, taking into account concepts applicable under the state, local, or foreign tax laws.

          (b) Notice of any claim under this Agreement must be received by the party against whom such claim is made no later than the expiration of the applicable Tax statute of limitations (if any) with respect to the Tax matter underlying such claims.


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                 (c)    The representations, warranties, covenants and
                        agreements of the parties set forth in this Agreement shall survive the Disaffiliation Date indefinitely.

                 (d) All notices, requests, demands and other communications which are required or may be given under this Agreement shall be given to GAMI at:


                        GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC. TWO NORTH RIVERSIDE PLAZA, SUITE 600
                        CHICAGO, ILLINOIS  60606
                        ATTN:  ARTHUR A. GREENBERG


                        to EAGLE at:

                        EAGLE INDUSTRIAL PRODUCTS CORPORATION
                        TWO NORTH RIVERSIDE PLAZA, SUITE 1100
                        CHICAGO, ILLINOIS  60606
                        ATTN:  SAM A. COTTONE


                        to FALCON at:

                        FALCON BUILDING PRODUCTS, INC.
                        TWO NORTH RIVERSIDE PLAZA, SUITE 1100
                        CHICAGO, ILLINOIS  60606
                        ATTN:  SAM A. COTTONE

                 (e) In the event that disaffiliation of FALCON from the affiliated group of which GAMI is the common parent does not occur as contemplated by this Agreement, then this Agreement shall be void ab initio.

                 (f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
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GREAT AMERICAN MANAGEMENT AND
INVESTMENT, INC.


By:       /s/ John M. Zoeller
----------------------------------
Name:         John M. Zoeller

Title:    Vice President - Taxes



EAGLE INDUSTRIAL PRODUCTS CORPORATION
O.D.E. MANUFACTURING, INC.
AMERACE CORPORATION


By:       /s/ Gus J. Athas
----------------------------------
Name:         Gus J. Athas

Title:      Vice President



FALCON BUILDING PRODUCTS, INC.


By:       /s/ Gus J. Athas
----------------------------------
Name:          Gus J. Athas

Title:    Senior Vice-President